EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	July 19, 2004
Vice President & Treasurer

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS SECOND QUARTER EARNINGS

Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended June 30, 2004, net income was $6.4 million or $.54 per diluted share as compared to $5.3 million or $.45 per diluted share for the same quarter in the prior year. Included in net income and earnings per diluted share during the quarter ended June 30, 2004, was a gain of $1.0 million or $.09 per diluted share resulting from the sale of real property by an unconsolidated limited liability company (“LLC”). Funds from operations (FFO) increased 4% to $7.7 million and FFO per diluted share increased 3% to $.65 during the second quarter of 2004 as compared to $7.4 million and $.63 per diluted share, respectively, for the same quarter in the prior year. The second quarter dividend of $.50 per share was paid on June 30, 2004 and represents a dividend payout of 77% of FFO.

For the six month period ended June 30, 2004, net income was $11.5 million or $.97 per diluted share as compared to $11.0 million or $.93 per diluted share for the prior year period. Included in net income and earnings per diluted share were gains on sales of real property by unconsolidated LLCs of $1.0 million or $.09 per diluted share during the six months ended June 30, 2004 and $365,000 or $.03 per diluted share during the six months ended June 30, 2003. For the six month period ended June 30, 2004, FFO increased 4% to $15.4 million or $1.31 per diluted share as compared to $14.8 million or $1.26 per diluted share for the same period in the prior year.

At June 30, 2004, our shareholders’ equity was $153.1 million and our liabilities for borrowed funds were $50.9 million, including mortgage debt of consolidated LLCs of $22.3 million, which is non-recourse to us.

Effective March 31, 2004, we adopted Financial Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities”, an Interpretation of ARB No. 51. Consequently, the June 30, 2004 Consolidated Balance Sheet includes the: (i) assets; (ii) liabilities; (iii) third-party borrowings, which are non-recourse to us, and; (iv) minority interests, of three of our LLC investments that meet the criteria of a variable interest entity and where we are deemed to be the primary beneficiary. As a result of FIN 46R, assets of $39.4 million and borrowings, which are non-recourse to us, of $22.3 million were recorded on our Consolidated Balance Sheet as of June 30, 2004. Also as a consequence of FIN 46R, beginning on April 1, 2004, we began consolidating the results of operations of these LLC investments on our Consolidated Statements of Income. Accordingly, for the three and six month periods ended June 30, 2004, our Consolidated Statements of Income included $1.6 million of revenue, $292,000 of depreciation & amortization expense, $582,000 of other operating expenses and $432,000 of interest expense recorded in connection with the consolidation of these LLCs. There was no impact on our net income as a result of the consolidation of these LLCs.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-three real estate investments in fifteen states.

Funds from operations (“FFO”), is a widely recognized measure of REIT performance. Although FFO is a non-GAAP (generally accepted accounting principles) financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2004 and 2003

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Base rental - UHS facilities	$3,710	$3,183	$6,895	$6,436
Base rental - Non-related parties	2,795	2,300	5,106	4,545
Bonus rental - UHS facilities	1,192	1,157	2,454	2,365
Tenant reimbursements and other - Non-related parties	769	378	1,168	865
Tenant reimbursements and other - UHS facilities	215	0	215	0

	8,681	7,018	15,838	14,211

Expenses:
Depreciation and amortization	1,439	1,130	2,585	2,242
Advisory fees to UHS	367	362	741	712
Other operating expenses	1,480	819	2,269	1,646

	3,286	2,311	5,595	4,600

Income before equity in unconsolidated limited liability companies (“LLCs”) and interest expense	5,395	4,707	10,243	9,611
Equity in income of unconsolidated LLCs (including gain on sale of real property of $1,009 in second quarter of 2004 and $365 in first quarter of 2003)	1,942	1,242	2,791	2,628

Interest expense	(918)	(634)	(1,567)	(1,254)

Net income	$6,419	$5,315	$11,467	$10,985

Net income per share - Basic	$0.55	$0.45	$0.98	$0.94

Net income per share - Diluted	$0.54	$0.45	$0.97	$0.93

Weighted average number of shares outstanding - Basic	11,741	11,708	11,739	11,704
Weighted average number of share equivalents	66	67	67	66

Weighted average number of shares and equivalents - Diluted	11,807	11,775	11,806	11,770

Calculation of Funds From Operations (“FFO”):

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net income	$6,419	$5,315	$11,467	$10,985

Plus: Depreciation and amortization expense:
Consolidated investments	1,380	1,103	2,483	2,202
Unconsolidated affiliates	897	997	2,507	1,983
Less: Gain on LLC’s sale of real property	(1,009)	0	(1,009)	(365)

Funds from operations (FFO)	$7,687	$7,415	$15,448	$14,805

Funds from operations (FFO) per share - Basic	$0.65	$0.63	$1.32	$1.26

Funds from operations (FFO) per share - Diluted	$0.65	$0.63	$1.31	$1.26

Dividend paid per share	$0.500	$0.490	$0.995	$0.975

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
Assets:

Real Estate Investments:
Buildings and improvements	$201,703	$160,079
Accumulated depreciation	(59,994)	(52,219)

	141,709	107,860
Land	24,913	22,929

Net Real Estate Investments	166,622	130,789

Investments in and advances to limited liability companies (“LLCs”)	38,218	61,001

Other Assets:
Cash	1,245	628
Bonus rent receivable from UHS	1,192	1,093
Rent receivable - other	259	107
Deferred charges and other assets, net	1,039	673

Total Assets	$208,575	$194,291

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$24,404	$32,963
Mortgage note payable, non-recourse to us	4,135	4,279
Mortgage notes payable of consolidated LLCs, non-recourse to us	22,348	—
Accrued interest	484	310
Accrued expenses and other liabilities	1,807	1,826
Fair value of derivative instruments	1,406	2,254
Tenant reserves, escrows, deposits and prepaid rents	689	461

Total Liabilities	55,273	42,093

Minority interests	241	—

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2004 - 11,746,428; 2003 - 11,736,395	117	117
Capital in excess of par value	185,985	185,675
Cumulative net income	232,550	221,083
Accumulated other comprehensive loss	(1,298)	(2,065)
Cumulative dividends	(264,293)	(252,612)

Total Shareholders’ Equity	153,061	152,198

Total Liabilities and Shareholders’ Equity	$208,575	$194,291